Exhibit 23.7

Consent of Independent Public Accounting Firm

The Board of Directors

Ventas, Inc.

We have audited the balance sheets of Elmcroft Assisted Living, LLC and Subsidiaries “Elmcroft” as at December 31, 2005 and 2004, and the statements of income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2005. Our reports to the Shareholders/Members were dated February 9, 2006 on the financial statements for the years ended December 31, 2005 and 2004, and March 24, 2005 on the financial statements for Elmcroft Assisted Living, LLC and Subsidiaries for the years ended December 31, 2004 and 2003. Our reports on the financial statements for the three-year period ended December 31, 2005 are to be included in a form 8K to be filed Ventas, Inc.

We consent to the incorporation of our reports dated February 9, 2006 and March 24, 2005 with respect to the consolidated financial statements of Elmcroft Assisted Living, LLC and subsidiaries as of and for the periods noted.

/s/ MELHEISER ENDRES TUCKER, PC

MELHEISER ENDRES TUCKER, PC

New Albany, Indiana

November 10, 2006